UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho

Former name, former address and former fiscal year, if changed since last report:				None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President of Idaho Power Company

On September 19, 2019, the Boards of Directors of Idaho Power Company (Idaho Power) and its parent company IDACORP, Inc. (IDACORP), appointed Lisa A. Grow, 54, as the President of Idaho Power effective as of October 1, 2019. Ms. Grow has served as Senior Vice President and Chief Operating Officer of Idaho Power since April 2016. In January 2016, Ms. Grow was named Senior Vice President of Operations of Idaho Power. From 2009 to 2015, Ms. Grow served as Senior Vice President - Power Supply of Idaho Power. Darrel T. Anderson will continue to serve in the role of Chief Executive Officer of Idaho Power and President and Chief Executive Officer of IDACORP.

Effective October 1, 2019, Ms. Grow’s annual base salary will increase from $500,000 to $590,000. In connection with her promotion to the position of Idaho Power’s President, Ms. Grow’s target award under IDACORP's short-term incentive plan will increase from 70-percent to 90-percent of her base salary, which increase will be effective October 1, 2019 and prorated for the remainder of the 2019 performance period under the terms of the short-term incentive plan. The Compensation Committee and the Board of Directors have authorized an increase in Ms. Grow's 2020 target award under IDACORP's long-term incentive plan from 130-percent to 160-percent of her base salary, subject to final approval of the award by the Compensation Committee and the Board of Directors in early 2020.

Appointment of Chief Operating Officer of Idaho Power

On September 19, 2019, the Boards of Directors of Idaho Power and IDACORP appointed Adam Richins, 41, to serve as Senior Vice President and Chief Operating Officer of Idaho Power, effective October 1, 2019. Mr. Richins previously served as Vice President of Customer Operations and Business Development of Idaho Power since March 2017, and from January 2014 to February 2017, Mr. Richins served as General Manager of Customer Operations, Engineering and Construction of Idaho Power.

Effective October 1, 2019, Mr. Richins’ base salary will increase from $305,000 to $350,000. Considering the breadth of responsibilities that accompany his role as Chief Operating Officer, the Compensation Committee and the Board of Directors have authorized an increase in Mr. Richins’ 2020 target award under IDACORP's long-term incentive plan from 70-percent to 110-percent of his base salary, subject to final approval of the award by the Compensation Committee and the Board of Directors in early 2020. No changes were made to Mr. Richins’ target short-term incentive plan compensation percentage in connection with his promotion.

IDACORP's short-term and long-term incentive plans pay out based on Idaho Power's and IDACORP's levels of achievement of performance criteria during the performance periods. Awards for Ms. Grow and Mr. Richins under the incentive plans are based in part on base salaries during the performance period. Actual incentive compensation likely will differ due to actual performance during the performance periods, any additional changes in salary, and any plan and award changes approved by IDACORP's and Idaho Power's Compensation Committee and Board of Directors. Descriptions of IDACORP's and Idaho Power’s incentive compensation plans and other benefits available to Ms. Grow and Mr. Richins are contained in IDACORP’s proxy statement filed with the Securities and Exchange Commission on April 1, 2019 and are incorporated herein by reference.

There are no family relationships between Ms. Grow or Mr. Richins and any director or executive officer of IDACORP or Idaho Power. There are no related person transactions between Ms. Grow or Mr. Richins and IDACORP or Idaho Power.

Item 7.01 Regulation FD Disclosure.

On September 20, 2019, IDACORP issued a press release relating to the executive officer appointments described in Item 5.02 of this Current Report on Form 8-K, which also announced changes in other officer positions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
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The information in Item 7.01 of this report, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the

Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

99.1	IDACORP, Inc. press release, dated September 20, 2019
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  September 20, 2019
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer